Exhibit (13)(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-3 of our report dated February 17, 2017, relating to the financial statements and financial highlights, which appears in TIAA Separate Account VA-1’s Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Experts”, “Independent Registered Public Accounting Firm”, “Separate Account Financial Statements” and “Condensed Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 26, 2017